Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of our report dated November 29, 2017, relating to the financial statements and financial highlights, which appears in Gotham Absolute Return Fund, Gotham Absolute 500 Fund, Gotham Absolute 500 Core Fund, Gotham Enhanced Return Fund, Gotham Enhanced 500 Fund, Gotham Enhanced 500 Core Fund, Gotham Neutral Fund, Gotham Neutral 500 Fund, Gotham Short Strategies Fund, Gotham Index Plus Fund, Gotham Enhanced Index Plus Fund (formerly Gotham Index Core Fund), Gotham Hedged Plus Fund, Gotham Hedged Core Fund, Gotham Institutional Value Fund, Gotham Enhanced S&P 500 Index Fund, Gotham Defensive Long Fund, Gotham Defensive Long 500 Fund, Gotham Total Return Fund, Gotham Master Index Plus Fund (formerly Gotham Master Long Fund), and Gotham Master Neutral Fund, on Form N-CSR for the year ended September 30, 2017.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Statements,” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
January 29, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Gotham Index Plus All-Cap Fund (a separate series of the FundVantage Trust).

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
January 29, 2018